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                                                                   Exhibit 21.1


                    SUBSIDIARIES OF 9278 COMMUNICATIONS, INC.
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9278 Communications, Inc. has three subsidiaries, as follows:

       * iLink Telecom (B.V.I.), Inc., incorporated in Roadtown, British Virgin Islands on July 2, 1999;

       * iLink Telecom (B.C.) Inc., incorporated in Victoria, British Columbia on February 9, 1999; and

       * 9278 Distributors Acquisition Corp., incorporated in the State of New York on December 7, 1999.